As filed with the Securities and Exchange Commission on January 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0394637
(state or other jurisdiction of	(IRS employer
incorporation or organization)	Identification No.)

HaYarden 4, POB 1026, Airport City, Israel, 7010000

+972-3-600-9030

(Address of Principal Executive Offices) (Zip Code)

MY SIZE, INC.

2017 EQUITY INCENTIVE PLAN

(Full title of the plan)

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

1-800-927-9800

(Name and address of agent for service)

Copies to:

Gary Emmanuel, Esq.

Greenberg Traurig, P.A.

One Azrieli Center

Round Tower, 30th floor

132 Menachem Begin Rd

Tel Aviv, Israel 6701101

Telephone: +972 (0) 3.636.6033

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for My Size, Inc. (the “Registrant”) to register an additional 751,000 common stock, $0.001 par value per share, for issuance under the Registrant’s 2017 Equity Incentive Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-222537, 333-227053, 333-248237 and 333-264249), filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2018, August 27, 2018, August 21, 2020 and April 12, 2022, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information. *

* The documents containing the information specified in this Part I of Form S-8 (plan information and Registrant information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with or furnished to the SEC by the registrant, are incorporated herein by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2022 filed on April 14, 2023;

(b)	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, June 30, 2023 and September 30, 2023 filed on May 15, 2023, August 14, 2023 and November 14, 2023, respectively;

(c)	Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 4, 2023, January 10, 2023, January 12, 2023, April 14, 2023, May 16, 2023, July 18, 2023, August 14, 2023, August 25, 2023, November 3, 2023, November 15, 2023, and December 28, 2023, respectively; and

(d)

the description of our common stock, which is contained in the registration statement on Form 8-A, filed with the SEC on June 14, 2016, as supplemented by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 19, 2020, and as may be further updated or amended in any amendment or report filed for such purpose.

All documents or reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and to the extent designated therein, certain reports on Form 6-K, furnished by the registrant, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

A list of exhibits filed with this Registration Statement on Form S-8 is set forth on the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, State of Israel, on January 5, 2024.

MY SIZE, INC.

By:	/s/ Ronen Luzon
Name:	Ronen Luzon
Title:	Chief Executive Officer

By:	/s/ Or Kles
Name:	Or Kles
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of My Size, Inc., hereby severally constitute and appoint Ronen Luzon and Or Kles and each of them, as our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ronen Luzon	Chief Executive Officer and Director	January 5, 2024
Ronen Luzon	(Principal Executive Officer)

/s/ Or Kles	Chief Financial Officer	January 5, 2024
Or Kles	(Principal Financial and Accounting Officer)

/s/ Arik Kaufman	Director	January 5, 2024
Arik Kaufman

/s/ Oren Elmaliah	Director	January 5, 2024
Oren Elmaliah

/s/ Oron Branitzky	Director	January 5, 2024
Oron Branitzky

/s/ Guy Zimmerman	Director	January 5, 2024
Guy Zimmerman

EXHIBIT INDEX

Exhibit Number	Description

4.1	My Size, Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s Proxy Statement on Schedule 14A filed on March 2, 2017)

4.2	My Size, Inc. Amendment to the My Size, Inc. 2017 Equity Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement filed with the SEC on November 24, 2023)

5.1*	Opinion of Greenberg Traurig PA

23.1*	Consent of Greenberg Traurig PA (included in Exhibit 5.1)

23.2*	Consent of Somekh Chaikin

24.1*	Power of Attorney (contained on page II-2)

107*	Calculation of Filing Fee Table

*	Filed herewith